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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-57100) and Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated June 5, 2001, except for Note 2, as to which the date is May 31, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K/A.

Seattle, Washington
June 5, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS